UNDERTAKING BY

VAMPT BEVERAGE USA, CORP.

TO:    KALAMALKA PARTNERS LTD.

WHEREAS:

A.	Pursuant to a trademark license agreement dated August 5, 2011 between Vampt Beverage Corp. (“Vampt Canada”) as licensor and Vampt Brewing Company Limited (the “Licensee”) as licensee, as assigned by Vampt Canada to Vampt Beverage USA, Corp. (the “Licensor”) pursuant to an assignment agreement dated April 11, 2012 (the original agreement and the assignment together, as amended, substituted or replaced from time to time, being the “Trademark License Agreement”), the Licensor granted to the Licensee a license to use certain trademarks of the Licensor in the territory of the United States of America.

B.	Pursuant to an agency and interlender agreement (the “Agency Agreement”) dated April 11, 2012 among the Licensor, the Licensee, Kalamalka Partners Ltd. (the “Agent”) and certain lenders (the “Lenders”), the Lenders appointed the Agent to act on their behalf as to certain matters relating to loans made by the Lenders to the Licensor and the Licensee on a joint and several basis (the Licensor and the Licensee, together, being the “Borrowers”) as evidenced by the Notes (as defined in the Agency Agreement).

C.	Pursuant to a security agreement (the “Security Agreement”) dated April 11, 2012 between the Agent and the Licensee, the Licensee granted the Agent a security interest in the Collateral (as defined in the Security Agreement).

D.	It is a requirement of the loans to the Borrowers from the Lenders that the Licensor execute and deliver this undertaking with respect to the Trademark License Agreement.

NOW THEREFORE, in consideration of the Lenders making the loans to the Borrowers, the Licensor undertakes to both the Agent and the Lenders that it will not terminate the Trademark License Agreement without the prior written consent of the Agent (notwithstanding any rights to the contrary the Licensor may have under said Trademark License Agreement) unless or until one of the following events occurs:

1.	the Borrowers pay in full to the Agent on behalf of the Lenders all principal and interest owing under the Notes; or

2.	all of the Collateral is sold or disposed of by or at the direction of the Agent or the Lenders pursuant to the enforcement of the Lenders’ security under the terms of the Notes or the Security Agreement.

Dated this 11th day of April, 2012

VAMPT BEVERAGE USA, CORP.

by its authorized signatory

/s/ Ian Toews
Ian Toews, President & Director